As filed with the Securities and Exchange Commission on June 24, 2019

Registration No. [      ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TMSR HOLDING COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	47-3709051
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 43000 +86 022-5982-4800	Vcorp Services, LLC 701 S Carson St Suite #200, Carson City, NV 89701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joan Wu Esq.

Hunter Taubman Fischer & Li, LLC

1450 Broadway, Floor 26

New York, NY 10018

Tel: (212) 530-2210

Facsimile: (212) 202-6380

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  smaller  reporting  company,  or an emerging  growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company”  in  Rule  12b-2  of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section  7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, $0.001 par value
Preferred Stock, $0.001 par value
Debt Securities (4)
Warrants (5)
Rights (4)
Units (4)
Total			$50,000,000	$6,060

(1)	With respect to the primary offering, such indeterminate number or amount of debt securities, common stock, preferred stock, warrants and units to purchase any combination of the foregoing securities, and rights, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $50,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000.

(3)	Estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D. of Form S-3, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.. The total amount is being paid herewith.

(4)	Subject to footnote (1), there are also being registered hereunder an indeterminate principal amount or number of shares of debt securities, preferred stock or common stock that may be issued upon conversion of, or in exchange for, debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be

(5)	Includes warrants to purchase common stock and warrants to purchase preferred stock.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with Securities and Exchange Commission. We may not sell any of the securities until the registration statement is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where offers or sales are not permitted.

SUBJECT TO COMPLETION, DATED june 24, 2019

PROSPECTUS

TMSR HOLDING COMPANY LIMITED

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate offering price of up to $50 million. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “TMSR.”  On June 21, 2019, the last reported sales price of our common stock was $1.56.  We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

As of June 21, 2019, the aggregate market value of our outstanding common stock held by non-affiliates is $20,591,123.28, based on 21,768,698 shares of outstanding common stock, of which approximately 13,199,438 shares are held by non-affiliates, and a per share price of $ 1.56 based on the closing sale price of our common stock on June 21, 2019.

During the 12 calendar month period ended June 24, 2019, the Company has not offered any shares of the common stock.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in any of our common stock involves risk.  You should carefully consider the Risk Factors beginning on page 3 of this prospectus in addition to Risk Factors contained in the applicable prospectus supplement, before you make an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete.  Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities.  See “Plan of Distribution.”

The date of this prospectus is June 24, 2019

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or any other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

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Note Regarding Forward-Looking Statements

The information contained in this registration statement on Form S-3 includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our company and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained herein are based on current expectations and beliefs concerning future developments and the potential effects on us. Future developments actually affecting us may not be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Examples are statements regarding future developments with respect to the following:

●	Our future business development, results of operations and financial condition;

●	Our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

●	Our estimates regarding the market opportunity for our services;

●	The impact of government laws and regulations;

●	Our ability to develop or commercialize new and rapidly evolving technologies.

●	Our ability to recruit and retain qualified personnel;

●	Our dependence on key personnel;

●	Our failure to comply with regulatory guidelines;

●	Our ability to protect our intellectual property rights;

●	Our ability to defend ourselves from third parties who claim that we have infringed their intellectual property rights;

●	Uncertainty in industry demand;

●	General economic conditions and market conditions;

●	Our limited operating history;

●	Our ability to control and manage our growth;

●	Our need for additional financing to continue our operations;

●	Our ability to meet the continued listing requirements of the NASDAQ Capital Market;

●	Our ability to protect ourselves from a cyber incident;

●	Our ability to develop or commercialize new and rapidly evolving technologies;

●	Future sales of large blocks or our securities, which may adversely impact our share price; and

●	The depth of the trading market in our securities.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward-looking statements by these cautionary statements. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $50,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find Additional Information” before buying any securities in this offering.

The terms “we,” “us,” “our,” and the “Company” refer only to TMSR Holding Company Limited (“TMSR”) and its subsidiaries, unless the context suggests otherwise. Additionally, unless we indicate otherwise, references in this prospectus to:

●	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“RMB” and “Renminbi” are to the legal currency of China; and

●	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

The Company

Upon consummation of the business combination on February 6, 2018, TMSR Holding Company Limited, (formerly known as JM Global Holding Company), through its subsidiary, China Sunlong Environmental Technology, Inc. (“China Sunlong”), initially primarily engaged in the production and sales of solid waste recycling and comprehensive utilization equipment. After a series of acquisitions and dispositions in 2018, the Company now expanded its business into three segments: (1) solid waste recycling systems business; (2) coal and coke wholesale business; and (3) coating materials business.

Disposition of TJComex

On April 2, 2018, the Company disposed of its subsidiary, TJComex International Group Corporation (“TJComex BVI”), a British Virgin Islands corporation, in consideration of (i) its minimum contribution to the Company’s results of operation and (ii) the unsatisfactory synergy between the TJComex BVI business and the rest of the Company’s business. The Company’s decision to dispose TJComex BVI is to (i) improve the Company’s overall financial condition and results of operations, (ii) reduce the complexity of the Company’s business, (iii) focus the Company’s resources on the solid waste recycling business as well as developing environmental control business opportunities; and (iv) make it possible for the Company to pursue acquisition opportunities for more compatible business.

Acquisition of Wuhan HOST

On May 1, 2018, the Company completed the acquisition of 100% equity interest in Wuhan HOST Coating Materials Co., Ltd. (“Wuhan HOST”), a PRC corporation engaging in the research and development, production and sale of Zinc-rich coating materials. Wuhan HOST is the largest manufacturer of inorganic Zinc-rich resin and one-component epoxy Zinc-rich resin in China with customers including leading enterprises in various industries such as electricity, metallurgy, machinery, chemicals, bridge and shipping.

Acquisition of Jiangsu Ronghai

On November 30, 2018, the Company completed the acquisition of 100% equity interest in Jiangsu Rong Hai Electric Power Fuel Co., Ltd. (“Rong Hai”), a PRC company incorporated in Jiangsu China, engaging in coal wholesales and sales of coke, steels, construction materials, mechanical equipment and steel scrap.

Disposition of Hubei Shengrong

On December 27, 2018, the Company, disposed one of its operating subsidiaries, Hubei Shengrong Environmental Protection and Energy Saving Technology Co., Ltd. (“Hubei Shengrong”) pursuant to that certain Equity Purchase Agreement (the “EPA”) by and among the Company, the Company’s subsidiary Shengrong Environmental Protection Technology (Wuhan) Co. Ltd. (“Shengrong WFOE”), Hubei Shengrong and Hopeway International Enterprises Limited (the “Hoepway”). Pursuant to the EPA, Shengrong WFOE sold 100% equity interests in Hubei Shengrong to Hopeway to irrevocably forfeit and cancel all the shares owned by Hopeway.

After the acquisitions of Wuhan HOST and Jiangsu Ronghai and the dispositions of TJComex and Hubei Shengrong, the Company now has three operating subsidiaries conducting three separate lines of business: research, development and sale of an array of solid waste recycling systems for the mining and industrial sectors (the “solid waste recycling systems business”); coal wholesales and sales of coke, steels, construction materials, mechanical equipment and steel scrap (the “coal and coke wholesale business”); and the research and development, production and sale of Zinc-rich coating materials (the “coating materials business”). The solid waste recycling systems business was carried out by Shengrong WFOE, the Company’s indirect subsidiary. The coating materials business was carried out by the Company’s indirect subsidiary, Wuhan HOST. The Company’s recently launched coal and coke wholesale business is carried out by Jiangsu Ronghai, the Company’s VIE entity.

Our principal executive offices are located at No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 43000 and our telephone number is +86 022-5982-4800.

RISK FACTORS

You should carefully consider the following material risk factors and other information in this report. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously impacted. As a result, the trading price, if any, of our Common Stock could decline and you could lose part or all of your investment.

Risks Related to Our Business and Operations

Our revenues are highly dependent on a small number of customers, and we will likely continue to be dependent on a small number of customers.

Two of Company’s customers, Wuhan Zhirong and Panzhihua Jingsheng, accounted for 34.3% and 22.0%, respectively, of our total revenues for the year ended December 31, 2018. Since these two customers are Hubei Shengrong’s, we will be substantially dependent on revenues generated by our other smaller customers through our sales efforts starting from the beginning of 2019. Therefore, we are, and will likely continue to be, dependent on a small number of customers, and the loss of any such customer would materially and adversely affect our business, operating results and financial condition. Furthermore, as a result of our reliance on a limited number of customers, we could face pricing and other competitive pressures which may have a material adverse effect on our business, operating results and financial condition.

A significant part of Jiangsu Ronghai’s revenues is also derived from a small number of customers. Jiangsu Ronghai expects a small number of customers will continue to generate a substantial portion of our revenues for the foreseeable future. From 2009 to December 2018, Nantong Linan Industrial Trading Co. Ltd. accounts for 50% of the company's total sales. The loss of Nantong Linan, or the change of the contractual terms of the contract entered between Jiangsu Ronghai and Nantong Linan or any significant dispute with Nantong Linan could materially adversely affect its financial condition and its results of operations.

If one or more of Jiangsu Ronghai’s customers does not perform under one or more contracts with it and Jiangsu Ronghai is not able to find a replacement contract, or if a customer exercises certain rights to terminate the contract, Jiangsu Ronghai could suffer a loss of revenues that could materially adversely affect its business, financial condition and results of operations.

If the Company is unable to collect its accounts receivable on a timely basis, the Company’s results of operations and cash flows could be adversely affected.

The Company’s business depends on its ability to successfully obtain timely payment from its customers, especially its two major customers, namely Wuhan Zhirong and Panzhihua Jingsheng, of the amounts they owe. Even though we have disposed Hubei Shengrong, so did the accounts receivable balance of Hubei Shengrong. In the past, our major customers had records of failing to make full payment on time. The Company maintains allowances against its receivables that it believes are adequate to reserve for potentially uncollectible amounts. However, actual losses on customer balances could differ from those that the Company currently anticipates and, as a result, it may need to adjust its allowances. In addition, there is no guarantee that the Company will accurately assess the creditworthiness of its customers. Macroeconomic conditions could also result in financial difficulties for its customers, and as a result could cause them to delay payments, request modifications to their payment arrangements that could increase the Company’s receivables balance, or not pay their obligations to the Company. Timely collection of customers’ balances also depends on the company’s ability to complete its contractual commitments and bill and collect its invoiced revenues. If the Company is unable to meet its contractual commitments, it might experience delays in collection of and/or be unable to collect its customer balances, and if this occurs, its results of operations and cash flows may be adversely affected.

Future bad debt losses may exceed the allowance for doubtful accounts.

The Company has established an allowance for possible losses expected in connection with its account receivables. In establishing the allowance for such losses, the Company considered historical experiences, the microeconomic environment, trends in the construction, decorative and paint materials industry, expected collectability of amounts receivable that were past due, and the expected collectability of overdue receivable.

The determination of the amount of allowance for account receivable is subjective; although the method for determining the amount of the allowance uses criteria such as the microeconomic environment and historical experiences. Given the Company customers’ past repayment performances, specifically Wuhan KYX and Wuhan Zhirong, these criteria may not be adequate predictors of whether the payments of The Company’s account receivable will be fully returned per credit terms. Accordingly, the Company cannot offer assurances that these estimates ultimately will prove correct or that the allowance will be sufficient to protect against losses that ultimately may occur. If the allowance proves to be inadequate, the Company will need to make additional provisions to the allowance, which is accounted for as charges to income, which would adversely impact results of operations and financial condition. Any increase in the allowance could have an adverse effect, which could be material, on its financial condition and results of operations.

Our operating subsidiaries, Shengrong WFOE, Wuhan Host and Jiangsu Ronghai all have limited operating histories, which make it difficult to evaluate their businesses and prospects.

Shengrong WFOE commenced operations in March 2016 and has a limited operating history. Prior to the year end of 2018, the Company had limited operations and was focused primarily on research and development. Shengrong WFOE did not generate any sales revenue for the year ended December 31, 2018, but entered into several sales agreements with new customers.

We may not be able to achieve similar results or grow at the same rate as Hubei Shengrong has in the past. It is also difficult to our prospects, as we may not have sufficient experience in addressing the risks to which companies operating in new and rapidly evolving markets such as the industrial and mining recycling industry may be exposed. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital and increase its registered capital to support expansion of our industrial and mining recycling business;

●	comply with any changes in the laws and regulations of the PRC or local province that may affect our operations;

●	expand our customer base;

●	maintain adequate control of default risks and expenses allowing us to realize anticipated revenue growth;

●	implement our growth strategies and plans and adapt and modify them as needed;

●	integrate any future business combinations; and

●	anticipate and adapt to changing conditions in the Chinese industrial and mining recycling industry resulting from changes in government regulations, mergers and Business Combinations involving our competitors, and other significant competitive and market dynamics.

If we are unable to address any or all of the foregoing risks, our business may be materially and adversely affected.

Similarly, Jiangsu Ronghai started operation in May 2009 and also have a limited operations history. While Jiangsu Ronghai generated $18.31 million in revenue in 2017 and $17.47 million in revenue in 2018, respectively. But the growth rate in history cannot be indicative of future performance. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries such as the coal products and alternative energy industries in China. Jiangsu Ronghai’s limited history for selling steam coal may not serve as an adequate basis to judge our future prospects and results of operations. Our operations are subject to all of the risks, challenges, complications and delays frequently encountered in connection with the operation of any new business, as well as those risks that are specific to the coal trading industry. Investors should evaluate us in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products and technologies. Despite our best efforts, we may never overcome these obstacles.

Changes policies and regulations, as well as local environmental requirements on exploiting and using coal or its products, are likely to have an impact on the coal market, which will affect the company's earnings.

Shengrong WFOE is dependent on Hubei Shengrong as one of its major supplier. If we can’t find other supplier to replace Hubei Shengrong, we could encounter supply shortages and/or incur higher costs.

In December 2018, Hubei Shengrong was disposed by the Company. According to the planning requirements of local government in 2018, manufacture enterprises were requested to move away from the city center. Therefore, Hubei Shengrong has to close the existing plant, relocate and build a new plant, which is expected to take 7-8 years; and in the meantime, Hubei Shengrong may not be able to have normal production.

Currently, Shengrong WFOE sells recycling machinery products manufactured by Hubei Shengrong. We currently don’t know when Hubei Shengrong starts to move and stop production. We may not find new suppliers to provide qualified recycling machinery products to meet our clients demand in time.

Although we believe that alternative supply sources are available, there can be no assurance that we will continue to be able to identify or negotiate with such sources on terms that are commercially reasonable. If Hubei Shengrong is unable to fulfill their obligations under their contracts or we are unable to identify alternative sources, we could encounter supply shortages and incur higher costs, each of which could have a material adverse effect on our results of operations.

Competition in the industrial and mining recycling industry is likely to grow and could cause us to lose market share and revenues in the future.

We believes that the industrial and mining recycling industry is an emerging market in China. we may face growing competition in the industrial and mining recycling industry, and We believe that the industrial and mining recycling industry is expected to become more competitive as this industry matures and begins to consolidate. We will compete with several companies in the purification and recycling of industrial waste residue by the permanent magnet device and technology. Some of these competitors will likely have substantially greater financial, marketing and other resources than us. As a result, we could lose market share and its revenues could decline, thereby adversely affecting our earnings and potential for growth. While we believe that it will be able to successfully compete in this area as a result of its proprietary technology, there is no assurance that it will be able to hire and retain the necessary employees and compete successfully.

As the government starts to impose stricter policies on Environmental Protection, the mining recycling market gets bigger. The competition could become increasingly fierce in the near future. Furthermore, the Company’s technology has been industrialized which is relatively mature, which is a not pure brand new technology.

Our solid waste recycling systems business requires highly qualified personnel, and if we are unable to hire or retain qualified personnel, then it may not be able to grow effectively.

Our business’ success depends upon its ability to attract and retain highly qualified personnel. Expansion of our solid waste recycling systems business may require additional managers and employees with relevant industry experience, and its success will be highly dependent on its ability to attract and retain skilled management personnel and other employees. We may not be able to attract or retain highly qualified personnel. In addition, competition for skilled personnel is significant in China. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees. We may incur additional expenses to recruit and retain qualified replacements and its businesses may be disrupted and its financial condition and results of operations may be materially and adversely affected. In addition, key managers may join a competitor or form a competing company. An operating company may not be able to successfully enforce any contractual rights with its management team, in particular in China, where all of these individuals reside.

Discontinuation of preferential tax treatment our PRC subsidiaries currently enjoys may result in additional compliance obligations and costs so as to materially and adversely impact the company’s net income.

From 2013 through 2016, local tax authorities granted Hubei Shengrong the preferential income tax rate of 15% because Hubei Shengrong was entitled to the preferential rate as a “high-tech enterprise.” The discontinuation of such preferential tax treatment may materially and adversely affect our results of operations. In December 2016, local tax authorities renewed Hubei’s preferential tax treatment through 2019. Wuhan Host also entitles to the preferential tax treatment through 2019. During the effective period of high-tech enterprise certificate held by Hubei Shengrong and Wuhan Host, there won’t be any risk that the treatment could be revoked, unless they choose to liquate or dissolve or related laws and regulated be modified or invalid by government authorities. Shengrong WFOE and its subsidiary, Jiangsu Rong Hai, none of which acquired or will be able to be recognized as high-tech company in recent years and the enterprise income tax rate applied to these companies are 25%. But, since the patents, which are unique and advanced in China, owned by Hubei Shengrong is in the process of the transfer to Shengrong WFOE, Shengrong WFOE has faith in being recognized as a high-tech enterprise and should be able to renew the certificate in future.

If Shengrong WFOE and Wuhan Host fail to retain certain of their key personnel and attract and retain additional qualified personnel, neither Shengrong WFOE nor Wuhan Host might be able to remain competitive, continue to expand its technology or pursue growth.

Shengrong WFOE’s future success depends upon the continued service of certain of its executive officers and other key research and development personnel, such as Ms. Jianzhen Li and Mr. Xiaonian Zhang who possess longstanding industry relationships and technical knowledge of Shengrong WFOE’s products and operations. Although we believe that our relationship with these individuals is positive, there can be no assurance that the services of these individuals will continue to be available to us in the future. There can be no assurance that these persons will agree to continue to be employed by us after the expiration dates of their current contracts.

Similarly, Wuhan Host’s success depends in large part on its ability to attract and retain highly qualified management, administrative, manufacturing, sales, and research and development personnel. Due to the specialized nature of its business, it may be difficult to locate and hire qualified personnel. The loss of services of one of its executive officers or other key personnel, or failure to attract and retain other executive officers or key personnel could have a material adverse effect on our business, operating results and financial condition. Although Wuhan Host has been successful in planning for and retaining highly capable and qualified successor management in the past, there can be no assurance that it will be able to do so in the future.

The Company may not be able to achieve the full amount of synergies that are anticipated, or achieve the synergies on the schedule anticipated, from the acquisitions of both Wuhan Host and Jiangsu Rong Hai.

Although The Company currently expect to achieve synergies from the Wuhan HOST acquisition of approximately $7.0 million during fiscal 2018, the inclusion of these expected synergy targets should not be viewed as a representation that The Company will in fact achieve these synergies by the end of fiscal 2018, or at all. To the extent the Company fails to achieve these synergies, the Company’s results of operations may be impacted, and any such impact may be material.

The Company has identified various synergies including corporate and division overhead savings, brand enhancement, vendor funds, marketing and advertising cost reduction and operational efficiencies. Actual synergies, the expenses and cash required to realize the synergies and the sources of the synergies could differ materially from these estimates, and the Company cannot assure you that it will achieve the full amount of synergies on the schedule anticipated, or at all, or that these synergy programs will not have other adverse effects on our business. In light of these significant uncertainties, you should not place undue reliance on the Company’s estimated synergies.

Failure to manage Wuhan HOST and Jiangsu Ronghai effectively since its acquisition could materially impact our business.

The Company has recently experienced a period of rapid growth in its operations. In particular, it has significantly increased the size of its customer base due to the acquisition of both Wuhan HOST and Jiangsu Ronghai. The Company anticipates that it will continue to significantly expand its operations and headcount in the near term. However, recent growth has placed, and future growth will place, a significant strain on the Company’s management, administrative, operational and financial infrastructure. The Company’s success will depend in part on its ability to manage both entities effectively. To manage the recent and expected growth of its operations and personnel, The Company will need to continue to improve its operational, financial and management controls and its reporting systems and procedures. Failure to effectively manage Wuhan HOST and Jiangsu Rong Hai could result in difficulty or delays in deploying the Company’s services to customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new features or other operational difficulties. Any of these difficulties could adversely impact the Company’s business performance and results of operations.

Wuhan Host expects to incur substantial expenditures in the foreseeable future and may require additional capital to support its business growth. This capital might not be available on terms favorable to us or at all.

In the expansion of Wuhan Host's business, the company may need external financing. If the debt capital ratio and equity capital ratio cannot be reasonably arranged, the comprehensive capital cost of the company will rise sharply, resulting in the shrinking of the company's value, and the company may be seriously insolvent.

Wuhan Host particularly expects to incur substantial expenditures in the foreseeable future in connection with the following:

●	expansion of sales and marketing efforts;

●	expansion of manufacturing capacity;

●	funding research, development and clinical activities related to our existing products and product platform;

●	funding research, development and clinical activities related to new products;

●	pursuing and maintaining appropriate regulatory clearances and approvals for our existing products and any new products that we may develop; and

●	preparing, filing and prosecuting patent applications, and maintaining and enforcing our intellectual property rights and position.

In addition, Wuhan Host general and administrative expense may continue to increase due to the additional operational and reporting costs associated with our expanded operations and being a public company.

Wuhan Host anticipates that its principal sources of funds in the future will be revenue generated from the sale of its products. Wuhan Host will need to generate significant additional revenue to achieve and maintain profitability, and even if it achieves profitability, it cannot be sure that it will remain profitable for any substantial period of time. Its failure to become and remain profitable could impair our ability to raise capital, expand our business, maintain our research and development efforts or continue to fund our operations.

It is also possible that Wuhan Host may allocate significant amounts of capital toward products, technologies or geographies for which market demand is lower than anticipated and, as a result, Wuhan Host may subsequently abandon such efforts. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, or if we expend capital on projects that are not successful, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, and we may even be required to scale back our operations.

Residential and non-residential construction activity is cyclical and influenced by many factors, and any reduction in the activity in one or both of these markets could have a material adverse effect on the business of Wuhan Host.

The results of operations of Wuhan Host can vary materially in response to market conditions and changes in the demand for its products. Historically, demand for Wuhan’s products has been closely tied to residential construction, non-residential construction, and infrastructure activity in PRC, particularly Hubei province. Wuhan Host’s success and future growth prospects depend, to a significant extent, on conditions in these markets and the degree to which these markets are strong in the future.

The Chinese construction industry and related markets are cyclical and have in the past been, and may in the future be, materially and adversely affected by general economic and global financial market conditions. These factors impact not only Wuhan Host’s business, but those of its customers and suppliers as well. This influence is true with respect to macroeconomic factors within PRC.

The markets in the construction industry in which Wuhan Host operates are also subject to other more specific factors. Residential construction activity levels are influenced by and sensitive to a number of factors, including mortgage availability, the cost of financing a home (in particular, mortgage terms and interest rates), unemployment levels, household formation rates, gross domestic product, residential vacancy and foreclosure rates, demand for second homes, existing housing prices, rental prices, housing inventory levels, building mix between single- and multi-family homes, consumer confidence, seasonal weather factors, the available labor pool and government regulation, policy and incentives. Non-residential construction activity is primarily driven by levels of business investment, availability of credit and interest rates, as well as many of the factors that impact residential construction activity levels.

Wuhan Host cannot control the foregoing factors and, although construction activity and related spending levels have increased in recent years, there is still uncertainty regarding whether the growth in construction market will be sustained, and there can be no assurances that there will not be any future downturns. There can be no assurances regarding whether more recent growth in these markets can be sustained or if demand will gradually decrease. If construction activity in these markets, and more generally, does not continue to recover, or if there are future downturns, whether locally, regionally or nationally, our business, financial condition and results of operations could be materially and adversely affected.

Its dependence on key customers with whom Wuhan Host does not have long-term contracts and consolidation within its customers’ industries could have a material adverse effect on Wuhan Host’s operation.

Wuhan Host’s business is dependent on certain key customers. In 2018 and 2017, Jiuzhou Xinyuan, its largest customer accounted for 13.3% and 0.23% of Wuhan Host’s net sales, respectively. As is customary in the coating industry, Wuhan Host did not enter into long-term contracts with many of its customers. As a result, its customers could stop purchasing its products, reduce their purchase levels or request reduced pricing structures at any time. Wuhan Host may therefore need to adapt our manufacturing, pricing and marketing strategies in response to a customer who may seek concessions in return for its continued or increased business. A loss of one or more customers or a meaningful reduction in their purchases from Wuhan Host or could have a material adverse effect on its business, financial condition and results of operations.

Changes in market interest rates could adversely impact Wuhan Host

Wuhan Host may need additional loans or borrowings to fund its operations. The change of interest rate may make the company face the risk of not being able to pay the principal and interest on time due to the rise of interest rate, which may lead to bankruptcy and liquidation of the company due to insolvency. Wuhan Host’s earnings are impacted by changing interest rates. Changes in interest rates affect the demand for new loans, the credit profile of existing loans, the rates received on loans and securities, and rates paid on deposits and borrowings. These impacts may negatively impact Wuhan Host’s ability to attract deposits, make loans, and achieve satisfactory interest rate spreads, which could adversely affect our financial condition or results of operations.

Interest rates may be affected by many factors beyond our control, including general and economic conditions and the monetary and fiscal policies of various governmental and regulatory authorities. Market volatility in interest rates can be difficult to predict, as unexpected interest rate changes may result in a sudden impact while anticipated changes in interest rates generally impact the mortgage rate market prior to the actual rate change. Exposure to interest rate risk is managed by monitoring the repricing frequency of our rate-sensitive assets and rate-sensitive liabilities over any given period. Although we believe the current level of interest rate sensitivity is reasonable, significant fluctuations in interest rates could potentially have an adverse effect on our business, financial condition and results of operations.

Wuhan Host business depends upon the maintenance of its proprietary technologies and information.

Wuhan Host depends on its proprietary technologies and information, many of which are no longer subject to patent protection. Wuhan Host relies principally upon trade secret and patent laws to protect its proprietary technologies. It regularly enters into confidentiality agreements with its key employees, customers, potential customers and other third parties and limit access to and distribution of its trade secrets and other proprietary information. However, these measures may not be adequate to prevent misappropriation of its technologies or to assure that its competitors will not independently develop technologies that are substantially equivalent or superior to our technologies. In addition, the laws of PRC in which we operate may not protect Wuhan Host’s proprietary rights to the same extent as the laws of the United States. Wuhan Host is also subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights.

Its efforts to develop new products and services or enhance existing products and services involve substantial research, development and marketing expenses, and the resulting new or enhanced products or services may not generate sufficient revenues to justify such expenses.

Wuhan Host’s future success will depend in part on its ability to anticipate and respond to changing technologies and customer requirements by enhancing its existing products and services. It will need to develop and introduce, on a timely and cost-effective basis, new products, features and services that address the needs of its customer base. As a result of these efforts, Wuhan Host may be required to expend substantial research, development and marketing resources, and the time and expense required to develop a new product or service or enhance an existing product or service are difficult to predict. It cannot assure that it will succeed in developing, introducing and marketing new products or services or product or service enhancements. In addition, it cannot be certain that any new or enhanced product or service will generate sufficient revenues to justify the expenses and resources devoted to this product development and enhancement effort.

Jiangsu Ronghai’s business and results of operations are dependent on the PRC coal markets, which may be cyclical.

As the revenue is substantially derived from the sale of steam coal, Jiangsu Ronghai’s business and operating results are substantially dependent on the domestic supply of steam coal. The PRC coal market is cyclical and exhibits fluctuation in supply and demand from year to year and is subject to numerous factors beyond our control, including, but not limited to, economic conditions in the PRC, global economic conditions, and fluctuations in industries with high demand for coal, such as the utilities and steel industries. Fluctuations in supply and demand for coal affects coal prices which, in turn, may have an adverse effect on our operating and financial performance. The demand for coal is primarily affected by overall economic development and the demand for coal from the electricity generation, steel and construction industries. The supply of coal, on the other hand, is primarily affected by the geographic location of the coal supplies, the volume of coal produced by domestic and international coal suppliers, and the quality and price of competing sources of coal. Alternative fuels such as natural gas and oil, alternative energy sources such as hydroelectric power and nuclear power, and international shipping costs also impact the market demand for coal. Excess demand for coal may increase coal prices, which would have an adverse effect on the cost of goods sold which would, in turn, cause a short-term decline in our profitability if we are unable to increase the price of our steam coal to our customers. Local government may regulate residential winter heating price and thus causing our residential heating customers not be able to bear high steam coal price. As a result, Jiangsu Ronghai may not be able to increase its steam coal price in response to increased coal price or, Jiangsu Ronghai may have to decrease our steam coal price when it renews contracts with such customers. As a result, Jiangsu Ronghai may not able to keep its gross margin.

Our results of operations are subject, to a significant extent, to economic, political and legal developments in the PRC.

Jiangsu Ronghai expects that a majority of coal sales will be made to customers based in the PRC. Accordingly, the economic, political and social conditions, as well as government policies, of the PRC may affect our business. The PRC economy differs from the economies of most developed countries in many respects, including: (i) structure; (ii) level of government involvement; (iii) level of development; (iv) growth rate; (v) control of foreign exchange and (vi) allocation of resources. The PRC economy has been transitioning from a planned economy to a more market-oriented economy. For the past two decades, the PRC government has implemented economic reform measures emphasising the utilisation of market forces in the development of the PRC economy. Changes in the PRC’s political, economic and social conditions, laws, regulations and policies could materially and adversely affect our business and results of operations. In addition, the PRC government indirectly influences coal prices through its regulation of power tariffs and its control over allocation of the transportation capacity of the national rail system. Any significant downturn in coal prices in the PRC could materially and adversely affect our business and results of operations. Additionally, the PRC government could adopt new policies that could shift demand away from coal to other energy sources. Any significant decline in demand for, or over-supply of, coal could materially and adversely affect our revenues from coal export sales.

Competition could put downward pressure on coal prices and, as a result, materially and adversely affect our revenues and profitability.

Jiangsu Ronghai competes with numerous other domestic and foreign coal producers for domestic sales. Overcapacity and increased production within the domestic coal industry, and decelerating steel demand in Asia have at times, and could in the future, materially reduce coal prices and therefore materially reduce our revenues and profitability. Potential changes to international trade agreements, trade policies, trade concessions or other political and economic arrangements may benefit coal producers operating in countries other than China. We may not be able to compete on the basis of price or other factors with companies that in the future benefit from favorable foreign trade policies or other arrangements. In addition, our ability to ship our coal to international customers depends on port capacity, which is limited. Increased competition within the coal industry for international sales could result in us not being able to obtain throughput capacity at port facilities, or the rates for such throughput capacity increasing to a point where it is not economically feasible to export our coal.

The domestic coal industry has experienced consolidation in recent years, including consolidation among some of our major competitors. In addition, substantial overcapacity exists in the coal industry and several other large coal companies have also filed, and others may file, bankruptcy proceedings which could enable them to lower their productions costs and thereby reduce the price for coal. Consolidation in the coal industry or current or future bankruptcy proceedings of our coal competitors could adversely affect our competitive position.

In addition to competing with other coal producers, Jiangsu Ronghai competes generally with producers of other fuels, such as natural gas. Natural gas pricing has declined significantly in recent years. The decline in the price of natural gas has caused demand for coal to decrease and adversely affected the price of our coal. Sustained periods of low natural gas prices have also contributed to utilities phasing out or closing existing coal-fired power plants and continued low prices could reduce or eliminate construction of any new coal-fired power plants. This trend has, and could continue to have, a material adverse effect on demand and prices for our coal. Moreover, the construction of new pipelines and other natural gas distribution channels may increase competition within regional markets and thereby decrease the demand for and price of our coal.

Risks Related to Our Corporate Structure

The failure to comply with PRC regulations relating to mergers and acquisition of domestic enterprises by offshore special purpose vehicles may subject the company to severe fines or penalties and create other regulatory uncertainties regarding the company’s corporate structure.

On August 8, 2006, the Ministry of Commerce (“MOFCOM”), joined by the China Securities Regulatory Commission (“CSRC”), the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation (“SAT”), the State Administration for Industry and Commerce (the “SAIC”), and the State Administration of Foreign Exchange (“SAFE”), jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006, and as amended on June 22, 2009. This regulation, among other things, has certain provisions that require offshore companies formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies which are the related parties with the PRC domestic companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing special purpose vehicles’ securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The application of the M&A Rules with respect to the company’s corporate structure remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules. We believe that the MOFCOM and CSRC approvals under the M&A Rules are not required in the context of the Acquisition because WFOE was incorporated as wholly owned foreign investment enterprise with the approval of local department of commerce. However, we cannot be certain that the relevant PRC government agencies, including the CSRC and MOFCOM, would reach the same conclusion, and we cannot be certain that MOFCOM or the CSRC will not deem that the Acquisition circumvents the M&A Rules, and other rules and notices, or that prior MOFCOM or CSRC approval is required for overseas financing.

If the CSRC, MOFCOM, or another PRC regulatory agency subsequently determines that CSRC, MOFCOM or other approval was required for the Acquisition or the restructuring of Hubei Shengrong, or if prior CSRC approval for overseas financings is required and not obtained, the company may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares of common stock. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure the company’s corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy.

PRC regulations relating to investments in offshore companies by PRC residents may subject The Company’s PRC-resident beneficial owners or its PRC subsidiaries to liability or penalties, limit our ability to inject capital into its PRC subsidiaries or limit its PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC resident holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

SAFE promulgated the Notice of SAFE on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment, or SAFE Circular 13, on February 13, 2015, which was effective on June 1, 2015. SAFE Circular 13 cancels two administrative approval items: foreign exchange registration under domestic direct investment and foreign exchange registration under overseas direct investment, instead. Banks shall directly examine and handle foreign exchange registration under domestic direct investment and foreign exchange registration under overseas direct investment, and SAFE and its branch shall indirectly regulate the foreign exchange registration of direct investment through banks.

The Company may not be aware of the identities of all of its beneficial owners who are PRC residents. The Company does not have control over its beneficial owners and cannot assure you that all of its PRC-resident beneficial owners will comply with SAFE Circular 37, SAFE Circular 13 and subsequent implementation rules. The failure of its beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37, SAFE Circular 13 and subsequent implementation rules, or the failure of future beneficial owners of The Company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37, SAFE Circular 13 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, since SAFE Circular 37 and SAFE Circular 13 was recently promulgated and it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, The Company cannot predict how these regulations will affect its business operations or future strategy. Failure to register or comply with relevant requirements may also limit its ability to contribute additional capital to its PRC subsidiaries and limit its PRC subsidiaries’ ability to distribute dividends to The Company. These risks may have a material adverse effect on its business, financial condition and results of operations.

If either Wuhan Host or Jiangsu Rong Hai fails to maintain the requisite registered capital, licenses and approvals required under PRC law, our business, financial condition and results of operations may be materially and adversely affected.

Foreign investment is highly regulated by the PRC government and local authorities. Both Wuhan HOST and Jiangsu Ronghai are required to obtain and maintain certain licenses or approvals from different regulatory authorities in order to operate its current business. These licenses and approvals will be essential to the operation of their businesses. If either Wuhan HOST or Jiangsu Ronghai fails to obtain or maintain any of the required licenses or approvals for its business, we may be subject to various penalties, such as fines and the discontinuation or restriction of its operations. Any such disruption in the business operations of Wuhan HOST or Jiangsu Ronghai could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in China

A slowdown of the Chinese economy or adverse changes in economic and political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business.

After the Business Combination, we are now a holding company and all of the combined company’s operations will be entirely conducted in the PRC. Although the PRC economy has grown in recent years, the pace of growth has slowed, and even that rate of growth may not continue. The annual rate of growth in the PRC declined from 6.9% in 2017 to 6.6% in 2018. According to a recent State Information of China forecast, China’s economic growth rate in 2019 will slow to 6.2%, its lowest since 1990. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for the combined company’s products and may have a materially adverse effect on its business.

China’s economy differs from the economies of most other countries in many respects, including the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources. While the PRC economy has grown significantly over the past few decades, this growth has remained uneven across different periods, regions and economic sectors.

The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any actions and policies adopted by the PRC government could negatively impact the Chinese economy or the economy of the region the combined company serves, which could materially adversely affect the combined company’s business.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business the combined company may be able to conduct in the PRC and accordingly on the results of its operations and financial condition.

The combined company’s business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which the combined company must conduct its business activities. The combined company’s ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. However, the government of the PRC may not continue to pursue these policies, or may significantly alter these policies from time to time without notice.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing the combined company’s business, or the enforcement and performance of the combined company’s arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect the combined company’s business. Consequently, neither we nor Hubei Shengrong and TJComex can predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

Both Wuhan HOST and Jiangsu Ronghai’s businesses are subject to extensive regulation and supervision by state, provincial and local government authorities, which may interfere with the way the combined company conducts its business and may negatively impact its financial results.

Both Wuhan HOST and Jiangsu Ronghai are subject to extensive and complex state, provincial and local laws, rules and regulations with regard to their loan operations, capital structure, maximum interest rates, allowance for loan losses, among other things, as set out in “Business — Government Regulations.” These laws, rules and regulations are issued by different central government ministries and departments, provincial and local governments and are enforced by different local authorities in Hubei Province, the city of Wuhan and the city of Suzhou. As a result of the complexity, uncertainties and constant changes in these laws, rules and regulation, including changes in interpretation and implementation of such, both Wuhan HOST and Jiangsu Ronghai’s business activities and growth may be adversely affected if they do not respond to the changes in a timely manner or are found to be in violation of the applicable laws, regulations and policies as a result of a different position from theirs taken by the competent authority in the interpretation of such applicable laws, regulations and policies. If Wuhan HOST and Jiangsu Ronghai are found to be not in compliance with these laws and regulations, they may be subject to sanctions by regulatory authorities, monetary penalties and/or reputation damage, which could have a material adverse effect on the combined company’s business operations and profitability.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. We have not made adequate employee benefit payments. We may be required to make up the contributions for these plans as well as to pay late fees and fines, the amount payable of which shall be determined in accordance with 110% of the amount paid by us in the preceding month. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions against us or our management, in China, based upon United States laws, including the U.S. federal securities laws, or other foreign laws.

We are a company incorporated in Nevada. After the Business Combination, substantially all of our operations will be conducted in China, and substantially all of our assets will be located in China. All of our current and proposed directors and officers reside in China, and substantially all of the assets of those persons are located outside of the United States. As a result, Allbright Law, our counsel as to PRC law, has advised us that it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce judgments against us which are obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Allbright Law has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States providing for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors or officers if they decide that the judgment violates the basic principles of PRC laws, national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Allbright Law has also advised us that in the event shareholders originate an action against a company without domicile in China for disputes related to contracts or other property interests, the PRC courts may accept a cause of action if (a) the disputed contract is concluded or performed in the PRC or the disputed subject matter is located in the PRC, (b) the company (as defendant) has properties that can be seized within the PRC, (c) the company has a representative organization within the PRC, or (d) the parties chose to submit to the jurisdiction of the PRC courts in the contract on the condition that such submission does not violate the requirements of jurisdiction under the PRC Civil Procedures Law. The action may be initiated by the shareholder by filing a complaint with the PRC courts. The PRC courts would determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in such an action unless such foreign country restricts the rights of PRC citizens and companies.

Our ability to pay dividends may be restricted due to foreign exchange control and other regulations of China.

As an offshore holding company, we will rely principally on dividends from our subsidiary in China, WFOE, for our cash requirements. Under the applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside a portion of its after-tax profit to fund specific reserve funds prior to payment of dividends. In particular, at least 10% of its after-tax profits based on PRC accounting standards each year is required to be set aside towards its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

Furthermore, WFOE’s ability to pay dividends may be restricted due to foreign exchange control policies and the availability of its cash balance. Substantially all of the Operating Companies’ operations are conducted in China and all of the revenue we recognize, through WFOE will be denominated in RMB. RMB is subject to exchange control regulation in China, and, as a result, WFOE may be unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into U.S. dollars.

The lack of dividends or other payments from WFOE may limit our ability to make investments or Business Combinations that could be beneficial to our business, pay dividends or otherwise fund, and conduct our business. Our funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations. Accordingly, if we do not receive dividends from WFOE, our liquidity and financial condition will be materially and adversely affected.

Dividends payable to our foreign investors and gains on the sale of our shares of common stock by our foreign investors may become subject to tax by the PRC.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council of the PRC, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our shares, and any gain realized from the transfer of our shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether we or any of our subsidiaries established outside of China are considered a PRC resident enterprise, holders of shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our shares by such investors are subject to PRC tax, the value of your investment in our shares may decline significantly.

Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

Under the PRC Enterprise Income Tax Law, or the New EIT Law, and its amendment and implementation rules, which became effective in January 2008, an enterprise established outside of the PRC with a “de facto management body” located within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finance and treasury, and Business Combination and disposition of properties and other assets of an enterprise.” On April 22, 2009, the State Administration of Taxation (the “SAT”), issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the resident status of all offshore enterprises for the purpose of PRC tax, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to the 25% enterprise income tax on our global income, which could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition to the uncertainty regarding how the new PRC resident enterprise classification for tax purposes may apply, it is also possible that the rules may change in the future, possibly with retroactive effect.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the State Administration of Taxation issued an Announcement on Several Issues Concerning Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-PRC Resident Enterprises, or Announcement 7, with the same effective date. Under Announcement 7, an “indirect transfer” refers to a transaction where a non-resident enterprise transfers its equity interest and other similar interest in an offshore holding company, which directly or indirectly holds Chinese taxable assets (the assets of an “establishment or place” situated in China; real property situated in China and equity interest in Chinese resident enterprises) and any indirect transfer without reasonable commercial purposes are subject to the PRC taxation. In addition, Announcement 7 specifies the conditions under which an indirect transfer is deemed to lack a reasonable commercial purpose which include: (1) 75% or more of the value of the offshore holding company’s equity is derived from Chinese taxable assets, (2) anytime in the year prior to the occurrence of the indirect transfer of Chinese taxable assets, 90% or more of the total assets (excluding cash) of the offshore holding company are direct or indirect investment in China, or 90% or more of the revenue of the offshore holding company was sourced from China; (3) the functions performed and risks assumed by the offshore holding company(ies), although incorporated in an offshore jurisdiction to conform to the corporate law requirements there, are insufficient to substantiate their corporate existence and (4) the foreign income tax payable in respect of the indirect transfer is lower than the Chinese tax which would otherwise be payable in respect of the direct transfer if such transfer were treated as a direct transfer. As a result, gains derived from such indirect transfer will be subject to PRC enterprise income tax, currently at a rate of 10%.

Announcement 7 grants a safe harbor under certain qualifying circumstances, including transfers in the public securities market and certain intragroup restricting transactions, however, there is uncertainty as to the implementation of Announcement 7. For example, Announcement 7 requires the buyer to withhold the applicable taxes without specifying how to obtain the information necessary to calculate taxes and when the applicable tax shall be submitted. Announcement 7 may be determined by the tax authorities to be applicable to our offshore restructuring transactions or sale of the shares of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved. Though Announcement 7 does not impose a mandatory obligation of filing the report of taxable events, the transferring party shall be subject to PRC withholding tax if the certain tax filing conditions are met. Non-filing may result in an administrative penalty varying from 50% to 300% of unpaid taxes. As a result, we and our non-resident enterprises in such transactions may become at risk of being subject to taxation under Announcement 7, and may be required to expend valuable resources to comply with Announcement 7 or to establish that we and our non-resident enterprises should not be taxed under Announcement 7, for any restructuring or disposal of shares of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

Restrictions on currency exchange may limit our ability to utilize our revenue effectively.

Substantially all of our revenue is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC subsidiaries, which are wholly-foreign owned enterprises, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE or banks and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for all of our PRC subsidiaries.

Fluctuations in the foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

The value of the RMB against the U.S. dollar and other currencies may fluctuate. Exchange rates are affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its policy of pegging the value of the RMB to the U.S. dollar. Under this policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over three years. From July 2008 until June 2010, however, the RMB traded stably within a narrow range against the U.S. dollar. On June 20, 2010, the PBOC announced that the PRC government would reform the RMB exchange rate regime and increase the flexibility of the exchange rate. Since June 2010, the RMB has appreciated more than 10% against the U.S. dollar. In April 2012, the PRC government announced it would allow greater RMB exchange rate fluctuation. On August 11, 12 and 13, 2015, the PRC government successively set the central parity rate for the RMB more than 3% lower in the aggregate than that of August 10, 2015 and announced that it will begin taking into account previous day’s trading in setting the central parity rate. In 2015, the yuan experienced a 4.88% drop in value, and on January 4, 2016 the PRC government set the U.S. dollar-Chinese yuan currency pair to a reference rate of 6.5%, the lowest rate in 4.5 years, on January 6, 2017, the reference rate was 0.9% up-regulated by the PRC government. However, it is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. As significant international pressure remains on the PRC government to adopt a more flexible currency policy, greater fluctuation of the RMB against the U.S. dollar could result.

Our revenues and costs are mostly denominated in the RMB, and a significant portion of our financial assets are also denominated in the RMB. Any significant fluctuations in the exchange rate between the RMB and the U.S. dollar may materially adversely affect our cash flows, revenues, earnings and financial position, and the amount of and any dividends we may pay on our shares in U.S. dollars. Fluctuations in the exchange rate between the RMB and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our shares of common stock, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency such as the RMB, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Future inflation in China may inhibit economic activity and adversely affect the combined company’s operations.

The Chinese economy has experienced periods of rapid expansion in recent years which can lead to high rates of inflation or deflation. This has caused the PRC government to, from time to time, enact various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the PRC government to once again impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any action on the part of the PRC government that seeks to control credit and/or prices may adversely affect the combined company’s business operations.

PRC laws and regulations have established more complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for the combined company to pursue growth through acquisitions in China.

Further to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rules, the Anti-monopoly Law of the PRC, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM or the MOFCOM Security Review Rules, was issued in August 2011, which established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review and or security review.

The MOFCOM Security Review Rules, effective from September 1, 2011, which implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011, further provide that, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review by MOFCOM, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through agreements control or offshore transactions.

Further, if the business of any target company that the combined company seek to acquire falls into the scope of security review, the combined company may not be able to successfully acquire such company either by equity or asset acquisition, capital contribution or through any contractual agreements. The combined company may grow its business in part by acquiring other companies operating in its industry. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit its ability to complete such transactions, which could affect its ability to maintain or expand its market share.

In addition, SAFE promulgated the Circular on the Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or Circular 19, on June 1, 2015. Under Circular 19, registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and the equity investments in the PRC made by the foreign-invested company shall be subject to the relevant laws and regulations about the foreign-invested company’s reinvestment in the PRC. In addition, foreign-invested companies cannot use such capital to make the investments on securities, and cannot use such capital to issue the entrusted RMB loans (except approved in its business scope), repay the RMB loans between the enterprises and the ones which have been transferred to the third party. Circular 19 may significantly limit our ability to effectively use the proceeds from future financing activities as the Chinese subsidiaries may not convert the funds received from us in foreign currencies into RMB, which may adversely affect their liquidity and our ability to fund and expand our business in the PRC.

SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (“Circular 16”), on June 9, 2016, which became effective simultaneously. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to RMB on self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on self-discretionary basis which applies to all enterprises registered in the PRC. Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purpose beyond its business scope or prohibited by PRC Laws or regulations, while such converted RMB shall not be provide as loans to its non-affiliated entities. As Circular 16 is newly issued and SAFE has not provided detailed guidelines with respect to its interpretation or implementation, it is uncertain how these rules will be interpreted and implemented.

Failure to comply with the United States Foreign Corrupt Practices Act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

As our shares are listed on Nasdaq, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Non-U.S. companies, including some that may compete with us, may not be subject to these prohibitions. In addition, in 2012, the central government of the PRC commenced a far-reaching campaign against corruption. That ongoing campaign involves aggressive enforcement of existing Chinese anti-corruption laws. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. Our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

SEC administrative proceedings against the China affiliates of multi-national accounting firms, and/or any related adverse regulatory development in the PRC, may result in our financial statements being determined to not be in compliance with the requirements of the Exchange Act of 1934, as amended, or the Exchange Act.

In December 2012, the SEC brought administrative proceedings against five major accounting firms in China alleging that they had refused to produce audit work papers and other documents related to certain other China-based companies under investigation by the SEC. On January 22, 2014, an initial administrative law decision was issued, censuring these accounting firms and suspending four of these firms from practicing before the SEC for a period of six months. The decision is neither final nor legally effective unless and until reviewed and approved by the SEC. On February 12, 2014, four of these PRC-based accounting firms appealed to the SEC against this decision. In February 2015, each of the four PRC-based accounting firms agreed to a censure and to pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC. The settlement requires the firms to follow detailed procedures to seek to provide the SEC with access to Chinese firms’ audit documents via the Chinese Securities Regulatory Commission. If the firms do not follow these procedures, the SEC could restart the administrative proceedings.

In the event that the SEC restarts the administrative proceedings or initiates new proceedings against other firms, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, including possible delisting. Moreover, any negative news about the proceedings against these audit firms may cause investor uncertainty regarding China-based, United States-listed companies and the market price of our shares may be adversely affected.

If our independent registered public accounting firm was denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined not to be in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to our delisting from Nasdaq or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our shares in the United States.

Our management team is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Our current management team are not familiar with United States securities laws. Given the complexity of United States securities laws, our management team may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our stock could be rendered worthless.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

Our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC filings and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by CSRC, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of our company, our SEC reports, other filings or any of our other public pronouncements.

Risks Related to Our Securities

The market price for our common stock may be volatile.

The market price for our common stock may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	conditions in Chinese credit markets;

●	changes in the economic performance or market valuations of other microcredit companies;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar; and

●	general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

There is no guarantee that our warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.

The exercise price for our warrants is $2.88 per one-half of one share ($5.75 per whole share), subject to adjustment. Warrants may be exercised only for a whole number of the Company’s common stock. No fractional shares will be issued upon exercise of the warrants. There is no guarantee that the warrants will ever be in the money prior to their expiration, and they may expire worthless.

A market for the Company’s securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of the Company’s securities may fluctuate significantly due to the market’s reaction and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of the Company’s securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if the Company’s securities are not listed on, or become delisted from, the Nasdaq Capital Market for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on the Nasdaq Capital Market or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

The market price of the Company’s securities may be volatile.

Factors affecting the trading price of the Company’s securities may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the lending market in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	our ability to market new and enhanced services on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving the Company;

●	the Company’s ability to access the capital markets as needed;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of common stock available for public sale;

●	any major change in our board or management;

●	sales of substantial amounts of shares of common stock by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Company’s securities irrespective of our operating performance. The stock market in general, and the Nasdaq Capital Market in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

We have not registered the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We have not registered the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, and to use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares issuable upon exercise of the warrants, to the extent an exemption is not available. We cannot assure you that we will be able to do so. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement. However, except as specified in the warrant agreement, in no event will we be required to issue cash, securities or other compensation in exchange for the warrants if we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the warrant holder will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

Warrants will become exercisable for the Company’s shares of common stocks, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Each warrant entitles the holder thereof to purchase one-half of one shares of common stock at a price of $2.88 per half share ($5.75 per whole share), subject to adjustment. Warrants may be exercised only for a whole number of the Company’s share of common stock. No fractional shares will be issued upon exercise of warrants. To the extent such warrants are exercised, additional shares of common stocks will be issued, which will result in dilution to the then existing holders of shares of common stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our shares of common stock.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 90% of the then outstanding warrants.

Our warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 90% of the then outstanding warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 90% of the then outstanding warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 90% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant. Our sponsor owns warrants equal to 61.9% of our issued and outstanding warrants. Accordingly, our sponsor may exert a substantial and decisive influence on actions relating to a vote to amend the terms of the warrants, as set forth above.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants (excluding any placement warrants held by our sponsor or its permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of our common stock in the event the shares of our common stock are not traded on any specific trading day) of the common stock equals or exceeds $12.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you: (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption, our management will have the option to require any holder that wishes to exercise its warrant (including any warrants held by our sponsor, officers, directors or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our common stock less attractive to investors.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company”, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

As a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404(b) and other provisions of the Sarbanes-Oxley Act, as well as Section 14 rules implemented by the SEC and NASDAQ. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification of our directors, officers and employees under Nevada law may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to us and our stockholders to the maximum extent permitted under the corporate laws of Nevada. We may also provide contractual indemnification obligations under agreements with our directors, officers and employees. These indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors, officers and employees for breach of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit the Company and our shareholders.

DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on our current expectations and beliefs, including estimates and projections about our industry.  Forward-looking statements may be identified by use of terms such as “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “believes” and similar expressions, although some forward-looking statements are expressed differently.  Statements concerning our financial position, business strategy and plans or objectives for future operations are forward-looking statements.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from management’s current expectations.  Such risks and uncertainties include those set forth herein under “Risk Factors.”  The forward-looking statements in this prospectus speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time.

Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to read any further disclosures we make on related subjects in our filings with the SEC, including Form 10-K, Form 10-Q and Form 8-K reports.  Also note that under the caption “Risk Factors,” we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business.  These are factors that we think could cause our actual results to differ materially from expected and historical results.  Other factors besides those listed in “Risk Factors,” including factors described as risks in our filings with the SEC, could also adversely affect us.  For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation, our bylaws and by the applicable provisions of Nevada law.

Our authorized capital stock consists of 220,000,000 shares, par value $0.0001 per share, consisting of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended certificate of incorporation and bylaws, which have been filed previously with the SEC, and applicable provisions of Nevada law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $50,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of June 21, 2019, there were 21,768,698 shares of our common stock issued and outstanding, held of record by approximately 281 stockholders. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of outstanding preferred stock and any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 20,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, no shares of preferred stock were designated or issued and outstanding. Our board may fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our common stock or any series of preferred stock;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred stock will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred stock being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred stock terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture. Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

Transfer Agent and Registrar

Our transfer agent is Continental Stock Transfer & Trust Company. The address of our transfer agent is 1 State Street, 30th Floor, New York, NY 10004.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “TMSR.”

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Hunter Taubman Fischer& Li, LLC, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement. Hunter Taubman Fischer& Li, LLC will pass on the validity of the common stock being offered in this prospectus.

EXPERTS

The financial statements as of December 31, 2018 and for the year then ended included in this prospectus have been so included in reliance on the report of WWC P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements as of December 31, 2017 and for the year then ended included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the Securities and Exchange Commission will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2018;
(b)	the Company’s Quarterly Report on Form 10-Q for the periods ended March 31, 2019; and
(c)	the description of the Common Stock, $0.0001 par value per share, contained in the Registrant’s registration statement on Form S-1 filed with the Commission on June 16, 2015 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

TMSR Holding Company Limited

A101 Hanzheng Street City Industry Park,

No.21 Jiefang Avenue, Qiaokou District

Wuhan, Hubei, China

TMSR Holding Company Limited

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

June 24, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Securities and Exchange Commission registration fee	$6,060
Accounting fees and expenses	$21,500
Legal fees and expenses	$15,000
Total	$42,560

* Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings.

Item 15. Indemnification of Directors and Officers.

Our amended and restated articles of incorporation provide there shall be no personal liability of a director or an officer to the Company or our stockholders for damages for breach of fiduciary duty as a director or an officer, subject to specified exceptions.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (1) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, which sets forth standards for the conduct of directors and officers, or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our amended and restated bylaws require us to indemnify our directors and officers in a manner that is consistent with the provisions of Nevada law described in the preceding two paragraphs. We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in the right of us, arising out of the person’s services as a director or executive officer.

Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act, as indicated in parentheses:

Exhibit Number	Description of Document

4.1	Form of Indenture*
4.2	Form of Debt Securities (1)
4.3	Form of Warrant Agreement, if any, including form of Warrant (1)
4.4	Form of Preferred Stock Certificate of Designation (1)
4.5	Form of Right Certificate (1)
5.1	Opinion of Hunter Taubman Fischer & Li, LLC *
23.1	Consent of Friedman LLP*
23.2	Consent of WWC P.C.*
23.3	Consent of Hunter Taubman Fischer & Li, LLC (included in Exhibit 5.1)*
24.1	Power of Attorney (included in Part II of this Registration Statement)*
25.1	Statement of Eligibility of trustee on Form T-1+

*	Filed herewith.

+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

(1)	If applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To supplement the prospectus, after the expiration of any subscription period, to set forth the results of any subscription offer, the transactions by the underwriters during any subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TMSR Holding Company Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2019.

TMSR HOLDING COMPANY LIMITED

By:	/s/ Yimin Jin
Yimin Jin
Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Yimin Jin and Yi Li, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Yimin Jin	Chief Executive Officer and Co-Chairman of the Board	June 24, 2019
Yimin Jin	(Principal Executive Officer)

/s/ Yi Li	Chief Financial Officer	June 24, 2019
Yi Li	(Principal Financial and Accounting Officer)

/s/ Yuguo Zhang	President and Co-Chairman of the Board	June 24, 2019
Yuguo Zhang

/s/ Xueyuan Han	Director	June 24, 2019
Xueyuan Han

/s/ Qihai Wang	Director	June 24, 2019
Qihai Wang

/s/ Manli Long	Director	June 24, 2019
Manli Long

/s/ Min Zhu	Director	June 24, 2019
Min Zhu

/s/ Mingze Yin	Director	June 24, 2019
Mingze Yin